Exhibit 10.2

NUVOX, INC.
SERIES D LOAN PROGRAM

        1.      Purpose. The purpose of the NuVox, Inc. (the "Company") Series D Loan Program (the "Loan Program") is to provide a means by which Participants may facilitate the purchase of their pro rata shares of Units pursuant to the Company's Offering referred to below.

        2.      Definitions. As used herein, and in the documents attached hereto, the following terms shall have the following meanings:

(a) Cause. The term “Cause” shall mean (i) the willful and continued failure by a Participant to substantially perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

(b) Board. The term "Board" shall mean the Board of Directors of the Company.

(c) Committee. The term “Committee” shall mean the Compensation Committee of the Board or other committee of the Board selected to administer this Plan which shall consist of not less than two non-employee members of the Board.

(d) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” during the period in which he or she is unable, by reason of a medically determinable physical or mental impairment, to carry out his or her duties with the Company, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

(e) Fair Market Value. The term "Fair Market Value" of Company stock shall mean the fair market value per share of such stock, as reasonably determined in good faith by the Committee.

(f) Good Reason. The term “Good Reason” shall mean: (i) a material reduction in compensation or in aggregate benefits without the Participant’s consent; provided, that the Company may at any time amend, modify, suspend or terminate any bonus, incentive compensation or other benefit plan or program provided to the Participant for any reason and without the Participant’s consent if such modification, suspension or termination is consistently applied to all similarly situated employees and does not violate the express terms of an employment agreement or other arrangement with the Participant; (ii) a material reduction in the Participant’s title, status, authority or responsibility at the Company; or (iii) the Participant has been notified that his or her principal place of work will be relocated by a distance of fifty (50) miles or more from his or her current principal place of work and the Participant has not consented to the relocation.

(g) Loan Application Form. The term “Loan Application Form” shall mean the Loan Application Form, in substantially the form of Exhibit A attached hereto, which a Participant must complete and return to the Company for purposes of determining the loan amount requested by the Participant.

(h) Offering. The term "Offering" shall mean the Company's 2001 offering of an aggregate of up to 66,666,667 Units.

(i) Participant. The term “Participant” shall mean any employee of the Company (or certain former employees rendering services in a consulting or outside advisor capacity, as determined by the Committee) on the closing date of the Offering holding shares of common stock or preferred stock of the Company immediately prior to the Offering.

(j) Pledge Agreement. The term “Pledge Agreement” shall mean the Pledge Agreement, in substantially the form of Exhibit B attached hereto, which secures a Participant’s obligations under the Promissory Note by providing the Company with a security interest in shares of Series D Preferred acquired by such Participant in the Offering with the proceeds of a loan under the Loan Program.

(k) Promissory Note. The term "Promissory Note" shall mean the Promissory Note, in substantially the form of Exhibit C attached hereto, which evidences a loan to a Participant under the Loan Program.

(l) Required Loan Documents. The term "Required Loan Documents" shall mean, in respect of a Participant, such Participant's: (i) Loan Application Form, (ii) Promissory Note, (iii) Pledge Agreement and (iv) stock power attached to the Pledge Agreement.

(m) Retirement. The term “Retirement” shall mean the occurrence of a Participant’s date of termination under circumstances that constitute such Participant’s retirement at normal retirement age under the terms of the qualified retirement plan of the Company that is extended to the Participant immediately prior to the Participant’s date of termination or, if no such plan is extended to the Participant on his or her date of termination, under the terms of any applicable retirement policy of the Company.

(n) Series B Preferred. The term “Series B Preferred” shall mean the Series B Preferred Stock, $0.01 par value per share, of the Company.

(o) Series D Preferred. The term “Series D Preferred” shall mean the Series D Convertible Preferred Stock, $0.01 par value per share, of the Company to be issued in the Offering.

(p) Series D Warrant. The term “Series D Warrant” shall mean a five-year warrant issued in the Offering, which will entitle the holder thereof to purchase one share of Series D Preferred at an exercise price of $1.50 per share.

(q) Series E Preferred. The term “Series E Preferred” shall mean the Series E-1 through Series E-13 convertible preferred stock, $0.01 par value per share, of the Company to be issued on exercise of the Series E Warrants.

(r) Series E Warrants. The term “Series E Warrants” shall mean warrants, expiring March 31, 2002, to be issued in the Offering, which will entitle the holder thereof to purchase shares of various Series E Preferred.

(s) Units. The term "Units" shall mean the Units offered in the Offering, each consisting of one share of Series D Preferred, a Series D Warrant and Series E Warrants.

        3.      Administration of Loan Program. The Loan Program shall be administered by the Committee. The Committee shall have plenary authority to: (a) interpret and construe the provisions of the Loan Program and the Required Loan Documents, (b) prescribe, amend and rescind rules relating to the Loan Program, (c) determine the terms and provisions of the Required Loan Documents (which need not be identical), (d) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable and (e) make all other determinations which the Committee believes are necessary or advisable for the proper administration of the Plan. The Committee’s determination on matters relating to the Loan Program shall be final and conclusive on the Company and all Participants. In addition, the Committee may authorize one or more of its members or any officer of the Company to execute and deliver documents and perform other administrative acts pursuant to the Loan Program.

        4.      Purchase Loans. The Committee may extend loans to Participants in an amount that shall not exceed 100% of the purchase price of the Participant’s pro rata share of Units to which he or she is entitled pursuant to the Offering, less any portion of the purchase price for which such Participant has elected to make a cash investment in connection with the Offering. The proceeds of the loans shall be used solely for the purpose of purchasing Units.

        5.      Procedure.

        (a)      In order to effectuate a loan under the Loan Program, a Participant must complete and return the Required Loan Documents to the Company prior to, or concurrently with, his or her delivery of subscription documents for Units. Upon receipt and approval by the Committee of the Required Loan Documents submitted by the Participant, which approval shall be in the sole discretion of the Committee, the Committee shall extend to such Participant a loan in the amount indicated on line 6 of the Participant’s Loan Application Form, subject to the terms set forth in the Required Loan Documents and described herein.

        (b)      In the event the Committee does not approve a requested loan, due to failure to properly execute the Required Loan Documents or otherwise, the Committee shall promptly provide the Participant with notice setting forth the reason(s) why his or her loan request is being rejected and whether the Participant may resubmit his or her request for a loan.

        (c)     Loans will be made to a Participant by crediting the amount of such loan against the purchase price of the Units which the Participant is purchasing. The Company shall promptly notify the Participant of the Committee’s approval of his or her loan.

        6.      Promissory Note. Each loan shall be evidenced by a Promissory Note. The principal balance of each loan shall accrue interest at a rate equal to the mid-term applicable federal rate in effect on the date the loan is made, compounded semiannually.

        7.      Pledge of Shares. Each Participant shall enter into a Pledge Agreement, which provides the Company with a security interest in all of the Series D Preferred purchased by such Participant in the Offering with the proceeds of a loan from the Loan Program.

        8.      Escrow of Series E Preferred. Upon exercise of any Series E Warrants prior to full satisfaction of a Participant’s loan, such Participant shall be required to deliver to the Company a stock power in respect of the shares of Series E Preferred to be issued upon exercise, executed by the Participant in blank. Certificates representing the shares of Series E Preferred for which the Series E Warrants are being exercised shall be registered in the name of the Participant and, along with the accompanying stock power, deposited with the Secretary of the Company. In the event a loan is not repaid in full when due, as provided in the Promissory Note, and the value of the shares of Series D Preferred pledged to secure such payment is less than the amount required to repay the unpaid principal and accrued interest of the loan in full, a percentage of any shares of Series E Preferred issued upon exercise of the Series E Warrants equal to the unpaid percentage of the loan (the “Unpaid Percentage”) shall be forfeited and canceled upon issuance by the Company to the Participant of a percentage of each of the forms of consideration delivered by the Participant in payment for such forfeited and canceled shares of shares of Series E Preferred equal to the Unpaid Percentage. Any shares of Series E Preferred remaining in escrow after application of this Section 8 shall be distributed to the Participant.

        9.      Compliance With Applicable Laws. The Loan Program and the loans granted hereunder shall be construed in accordance with the laws of the Sate of Missouri, without giving effect to principles of conflicts of laws.

        10.      Miscellaneous.

(a) The Committee shall have plenary authority to amend the Loan Program from time-to-time; provided, however, that no such amendment which adversely affects the Participant with respect to any loans outstanding prior to the adoption of such amendment shall apply to such outstanding loans unless required by applicable law.

(b) The provision of a loan under the Loan Program shall not confer upon a Participant the right to continue as an employee or service provider in any capacity with the Company, or interfere in any way with the rights of the Company to terminate such Participant’s status as an employee or service provider.

(c) Records of the Company shall be conclusive for all purposes under this Loan Program, unless determined by the Committee to be incorrect.

(d) If any provision of the Loan Program, or any Required Loan Document, is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of the Loan Program and the Required Loan Documents, which terms and provisions shall remain binding and enforceable.

(e) Whenever any notice is required or permitted under this Loan Program or the Required Loan Documents, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under the Loan Program or any Required Loan Document shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it, or, if by courier, seventy-two (72) hours after it is sent, addressed to the person who is to receive it. For purposes of the Loan Program and the Required Loan Documents, the address of each Participant shall be the address specified on such Participant’s Loan Application Form, and the address of the Company shall be as follows:

NuVox, Inc. Attention: Secretary 16090 Swingley Ridge Road, Suite 500 Chesterfield, Missouri 63017

The Company or the Participant may change, at any time and from time-to-time, by written notice to the other, the address that it or he or she had previously specified for receiving notices by submitting such change in accordance with the notice procedure set forth in this Subsection 10(e).

(f) Any person entitled to notice under the Loan Program or any Required Loan Document may waive such notice.

(g) The Loan Program shall be binding upon the Participant and his or her legal representatives, heirs, legatees and distributees, and upon the Company and its successors and assigns.

(h) All expenses incident to the administration, termination or protection of the Loan Program, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under the Loan Program or any Required Loan Document.

Effective Date: August 23, 2001.

EXHIBIT A
LOAN APPLICATION FORM
1.     Name of Loan Applicant:

2.     Address of Loan Applicant:

3.     Number of Units Applicant is Purchasing
(refer to your Offer Letter to determine)
maximum number of Units you may purchase
based on your pro rata share of the ffering)

4.     Aggreggate Purchase Price of Units Being
Purchased (multiply number of Units specified
in #3 by $1.50)

5.     Amount of Cash Investment (if any) by
Participant to Purchase Units

6.     Amount of Loan Requested (as determined
by subtracting#5 from #4)	_____________________________________ _____________________________________ ________________________________ Units $_____________________ $_____________________ $_____________________

Applicant acknowledges:

  That applicant has reviewed, understands and agrees to be bound by all of the terms of the Loan Program and the Required Loan Documents;

  That this loan will be secured by a pledge of the shares of Series D Preferred received in connection with the purchase of Units by applicant with the proceeds of the loan, subject to the terms and provisions set forth in the Loan Program, until the loan is repaid in full; and

  Two-thirds of the principal and interest on the loan will be without recourse, with the remaining one-third of the principal and interest full recourse.
APPLICANT:
___________________, 2001

EXHIBIT B
PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (the “Pledge Agreement”) is made and entered into as of the ___ day of ________, 2001, by and between NuVox, Inc., a Delaware corporation (the “Company”), and the undersigned (“Pledgor”).

WITNESSETH

        WHEREAS, pursuant to the NuVox, Inc. Series D Loan Program (the “Loan Program”), in connection with Pledgor’s purchase of certain Units pursuant to the Company’s Offering, Pledgor is delivering a promissory note dated as of the date hereof (the “Note”) in full [or partial payment] of the purchase price for the Units purchased by Pledgor; and

        WHEREAS, the Company requires that the Note be secured by a pledge of the shares of Series D Preferred received in connection with the Units which are purchased by Pledgor with the proceeds of the Note (collectively referred to herein as the “Pledged Stock” unless otherwise referred to separately);

        NOW, THEREFORE, in consideration of the Company’s acceptance of the Note as full or partial payment for the Units purchased by Pledgor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      Loan Program. This Pledge Agreement is subject to all of the terms and conditions set forth in the Loan Program. All capitalized terms not otherwise defined in this Pledge Agreement shall have the meaning ascribed to them in the Loan Program or the Note.

        2.      Security Interest. Pledgor hereby pledges, assigns, grants, transfers and delivers to the Company a security interest (the “Security Interest”) in (a) the Pledged Stock, (b) any liquidation preference paid upon the Pledged Stock prior to the return of the Pledged Stock pursuant to Section 13 hereof and (c) any securities issued by the Company upon conversion or adjustment of the Pledged Stock (as described in Sections 6 and 7 hereof) prior to the return of the Pledged Stock pursuant to Section 13 hereof (collectively, the “Collateral”).

        3.      Deposit of Collateral. Until full satisfaction of the Note, the Collateral shall be held in escrow pursuant the following provisions.

(a) Upon purchase of the Units, certificates representing the shares of Series D Preferred included in the Units which were purchased with the proceeds of the Note shall be registered in the name of Pledgor and deposited with the Secretary of the Company (“Escrow Holder”). Along with a fully-executed copy of this Pledge Agreement, Pledgor shall deliver to the Company a stock power in the form attached hereto as Attachment A, executed by Pledgor in blank for use in transferring all, or a portion of, such shares of Series D Preferred (and any shares received upon conversion or adjustment thereof prior to the termination of this Pledge Agreement) to the Company if, and when, required pursuant to this Pledge Agreement upon an Event of Default (as defined in the Note). The stock power will be deposited with the Escrow Holder.

(b) Certificates representing any security issued as a result of a conversion or adjustment of the Pledged Stock (as described in Sections 6 and 7 hereof) prior to the return of the Pledged Stock pursuant to Section 13 hereof shall be deposited with the Escrow Holder.

(c) The Collateral shall be held by the Escrow Holder in strict accordance with the terms and conditions of this Pledge Agreement and applicable law. Pledgor and the Company mutually agree that the Escrow Holder shall not be liable to any party to this Pledge Agreement (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of the Escrow Holder under this Pledge Agreement and the Company shall hold the Escrow Holder harmless from any and all liability and expenses incurred as a result of acting as the Escrow Holder hereunder. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely upon the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Pledge Agreement.

        4.      Voting; Exercise. During the term of this Pledge Agreement, for so long as no Event of Default shall have occurred, Pledgor shall have the sole and absolute right to vote the Pledged Stock and any other securities received upon conversion or adjustment thereof.

        5.      Liquidation Preference. In the event Pledgor is entitled to receive a liquidation preference on the Pledged Stock prior to the return of the Pledged Stock pursuant to Section 13 hereof, such liquidation preference shall be held in escrow in accordance with the terms of this Pledge Agreement.

        6.      Conversion of Preferred Stock. Prior to full satisfaction of the Note, Pledgor may convert any shares of Series D Preferred subject to this Pledge Agreement into common stock in accordance with his or her conversion rights associated therewith; provided, however, such shares of common stock received pursuant to the conversion shall be subject to the terms of this Pledge Agreement in the same manner as the Pledged Stock originally pledged hereunder. While held in escrow, all cash dividends paid on the Pledged Stock shall be paid and/or delivered to Pledgor free and clear of the terms of this Pledge Agreement.

        7.      Adjustments. If, during the term of this Pledge Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Company, all new, substituted, and additional shares, or other securities, issued with respect to the Pledged Stock by reason of any such change shall be subject to the terms of this Pledge Agreement in the same manner as the Pledged Stock originally pledged hereunder.

        8.      Presentations and Warranties. Pledgor represents and warrants as follows:

(a) The Security Interest constitutes a valid and, upon delivery of the certificates evidencing the Pledged Stock, first perfected security interest in all of the Collateral for payment and performance of the Note.

(b) Except as provided herein, Pledgor will not create, incur or suffer to exist any lien or encumbrance on the Collateral except the Security Interest created hereunder.

(c) Pledgor shall take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Company in the Collateral and the priority thereof against any lien or encumbrance not expressly permitted hereunder.

        9.      Further Assurances. Pledgor agrees that at any time and from time-to-time, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action that the Company may reasonably request, in order to perfect and protect the Security Interest granted hereby or to enable the Company to exercise and enforce the rights and remedies hereunder with respect to any Collateral.

        10.      Secretary of Company Appointed as Attorney-In-Fact. Pledgor hereby irrevocably appoints the Secretary of the Company as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in his or her name or otherwise, from time-to-time in the Secretary’s discretion, to take any action and to execute any instrument that the Company may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement.

        11.      No Disposition. During the term of this Pledge Agreement, Pledgor shall not sell or otherwise dispose of the Collateral or any interest therein; provided, however, that, subject to any limitations imposed in any shareholders’ agreement, registration rights agreement or shareholders’ agreement which may apply with respect to the Collateral, the Collateral may be sold in whole or part provided the proceeds from such sale or disposition of the Collateral are used to pay off the Note in full, or should the proceeds from such sale or disposition of the Collateral be insufficient to pay off any remaining balance of the Note, provided that Pledgor immediately pays off the remaining balance of the Note with funds from other sources and, prior to any such sale or disposition of the Collateral, provides the Company with sufficient evidence of the availability of such other funds, which the Company shall determine in its sole discretion whether such other funds are in fact “sufficient” to pay off the remaining balance. In the event Pledgor disposes of the Collateral in contravention of this Section 11, the Security Interest of the Company shall continue in such Collateral notwithstanding such disposition.

        12.      Remedies Under Default. If, upon or after the occurrence of an Event of Default, the Company elects to exercise remedies under this Pledge Agreement, then upon thirty (30) days’ advance notice to the Pledgor, the Company shall have the following rights with respect to the Collateral:

(a) The Company may, in its sole and absolute discretion, direct the Escrow Holder to transfer in the name of the Company Collateral then held in escrow in an amount sufficient to satisfy the outstanding obligations under the Note.

(b) The Company may exercise (in compliance with all applicable securities laws) in respect of the Collateral, and in addition to other rights and remedies provided herein or otherwise available, all the rights and remedies of a secured party after default under the Uniform Commercial Code in effect in the State of Missouri at that time.

(c) The Company may sell the Collateral, subject to the requirements of any applicable federal or state law, at a public or private sale after giving Pledgor any notices of notification as required by law.

(d) Any cash proceeds received by the Company in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and any other cash proceeds held in escrow, shall be applied as follows:

(i) To the extent necessary, proceeds shall be used to satisfy any of the outstanding obligations under the Note; and

(ii) Any surplus of cash or cash proceeds remaining after application of clause (i) shall be reassigned and delivered to Pledgor pursuant to Section 13 hereof.

        13.      Return of Collateral and Termination of Pledge Agreement. This Pledge Agreement shall terminate only upon the payment in full of the Note. Upon such termination, the Escrow Holder shall deliver to Pledgor all Collateral (if any) as shall not have been sold or otherwise applied by the Company to satisfy Pledgor’s obligations hereunder, and Pledgor shall be discharged of all further obligations under this Pledge Agreement.

        14.      Waivers and Authorizations of Pledgor. Pledgor waives any right to require the Company to proceed against any person, to proceed against or exhaust any collateral, or to pursue any other remedy in its power before proceeding against Pledgor in order to enforce the terms of this Pledge Agreement.

        15.      Governing Law. This Pledge Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of laws.

        16.      Notices. All notices provided for by this Pledge Agreement shall be made in writing pursuant to procedure set forth in the Loan Program.

        17.      Amendment. This Pledge Agreement may be amended or altered only by the execution of a written instrument by Pledgor and Company.

        18.      Continuing Security Interest; Assignment. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination as provided in Section 13 hereof, (b) be binding upon Pledgor, the Company and their respective successors, transferees and assigns, and (c) inure, together with the rights, powers and remedies of Pledgor and the Company hereunder, to the benefit of Pledgor, the Company and their respective successors, transferees and assigns, as the case may be. Pledgor shall not have the right to assign his or her rights or delegate his or her obligations under this Pledge Agreement, or any interest therein, without the express written consent of the Company.

        19.      Survial of Representations. All representations and warranties of Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

        20.      Time is of the Essence; No Waiver; Cumulative Remedies. Time and exactitude of each of the terms, obligations, covenants and conditions of this Pledge Agreement are hereby declared to be of the essence. No failure on the part of the Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Company preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the day and year first above written.

NUVOX, INC.
______________________________ Name: Title: PLEDGOR ___________________________________ Pledgor's Signature ___________________________________ Pledgor's Name (type or print)

Attachment A

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, and pursuant to that certain Pledge Agreement by and between the undersigned and the NuVox, Inc., a Delaware corporation (“Company”), dated as of __________________________ (the “Agreement”), the undersigned hereby sells, assigns and transfers unto ______________________________________, ________________ shares of Series D Convertible Preferred Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s). ________ delivered herewith (and, in the event such shares have been converted or adjusted prior to termination of the Agreement, such different or additional shares of stock issued upon such conversion or adjustment) and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer the said stock on the books of the Company. THIS STOCK POWER AND ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

Dated: _______________________, 2001 _______________________________ (Signature) _______________________________ (Please Print Name)

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line and the line on which you print your name.

EXHIBIT C
PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of NuVox, Inc. (the “Company”), at its office at 16090 Swingley Ridge Road, Suite 500, Chesterfield, Missouri 63017, the principal amount of __________________________(the “Principal Amount”), with interest on the unpaid Principal Amount compounded semiannually at the rate of ____________%. This note (“Note”) is issued under, and subject to, the terms of the NuVox, Inc. 2001 Loan Program as in effect on the date hereof (the “Loan Program”). All capitalized terms not otherwise defined in this Note shall have the meaning ascribed to them in the Loan Program.

        1.      Payment of Principal and Interest.

(a) If not sooner paid, the entire Principal Amount, and all accrued and unpaid interest thereon, shall be due and payable in lump sum on the Maturity Date, which is the earlier of: (i) _________________, 2006, (ii) the date on which Borrower’s employment or consulting is either involuntarily terminated by the Company for Cause or voluntarily terminated by Borrower for reason other than for death, Disability, Retirement or Good Reason (iii) the date on which the Company elects to exercise its rights pursuant to Section 5 hereof as a result of an Event of Default (as defined below) and (iv) the date on which Borrower receives payment of a liquidation preference on the shares of Series D Preferred subject to the Pledge Agreement; provided, however, that if such Maturity Date shall fall on a Saturday, Sunday or public holiday (any other day being a “Business Day”), such Maturity Date shall be deemed to be the next succeeding Business Day.

(b) Borrower may prepay all or any portion of this Note at any time and from time-to-time prior to the Maturity Date without premium or penalty.

(c) The Principal Amount and any outstanding interest accrued thereon may be repaid either (i) in cash, (ii) by the surrender of shares of stock of the Company, valued for this purpose at the Fair Market Value on the date of repayment.

(d) Each payment of Borrower shall be applied to the extent of the available funds from such payment in the following order: (i) first to the outstanding interest which has accrued on the non-recourse portion of the Note, (ii) then to the outstanding non-recourse portion of the Principal Amount, (iii) then to the outstanding interest which has accrued on the recourse portion of the Note and (iv) lastly to the outstanding recourse portion of the Principal Amount.

        2.      Recourse. Two-thirds of the Principal Amount evidenced by this Note, and any interest accrued thereon, shall be without recourse to Borrower. One-third of the Principal Amount evidenced by this Note, and any interest accruing thereon, shall be full recourse to Borrower, in which case the Company shall have the rights described in Section 5(c) hereof with respect to such recourse portion of the Note.

        3.      Pledged Collateral. Pursuant to a certain Pledge Agreement dated as of the date hereof between Borrower and the Company, Borrower’s obligations under this Note are secured by a security interest granted to the Company in all right, title and interest of Borrower in the Series D Preferred acquired with the proceeds of the loan evidenced hereby, as described in the Pledge Agreement.

        4.      Event of Default. An “Event of Default” as used herein shall be any or all of the following: (a) failure of Borrower to pay within ten (10) days after receipt from the Company of a written demand for payment after Borrower has failed to pay when due any portion of the loan evidenced by this Note or (b) the failure of Borrower to keep or perform any covenant, agreement or condition contained in this Note, the Pledge Agreement or the Loan Program if such failure is not cured within ten (10) days after Borrower received written notice from the Company containing a reasonable description of such default.

        5.      Remedies Upon Event of Default. Upon the occurrence of any Event of Default:

(a) At the option of the Company, the outstanding Principal Amount and interest accrued thereon shall become immediately due any payable without notice or demand on the part of the Company;

(b) The Company shall be entitled to exercise any and all rights to which it is entitled under the Pledge Agreement and this Note; and

(c) With respect to the recourse portion of the Note, as described in Section 2 hereof, the Company shall have, in addition to its rights and remedies under this Note and the Pledge Agreement (and without written notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind), full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available with respect to such recourse obligation.

        6.      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of laws.

        7.      Waiver. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower hereby agrees that failure of the Company to exercise any of its rights hereunder in any instance (including, but not limited to, the Company’s rights upon the occurrence of an Event of Default) shall not constitute a waiver thereof in that or any other instance.

        8.      Severable Provisions. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

________________, 2001 Date of Note	BORROWER _______________________________ Borrower's Signature _______________________________ Borrower's Name (type or print)